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                                                                 Exhibit (10)(m)


                              NON-COMPETE AGREEMENT

This AGREEMENT (the "Agreement") dated August 29, 2000 (the "Effective Date") by and between Richard Schaub, Jr. (the "Executive") and The First Years Inc., a Massachusetts corporation and its subsidiaries (together called the "Company").

In consideration of the employment of the Executive by the Company and the payments and benefits to be provided by the Company to the Executive under this agreement, as well as the Executive's entering into a Change of Control Agreement with the Company on this date and the mutual promises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.       DEFINITIONS.

         The terms "Accrued Obligation", "Cause", "Change of Control", "Date of Termination", Disability", and "Notice of Termination" are defined in Exhibit A attached hereto and incorporated herein by reference.

2.       EMPLOYMENT STATUS.

         The parties acknowledge that this Agreement does not constitute an employment contract or impose on the Company any obligation to retain the Executive as an employee; that such relationship is on an at-will basis; and that this Agreement also does not prevent the Executive from terminating his employment at any time.


3.       TERMINATION BY THE EXECUTIVE.

         If the Executive terminates his employment for any reason, he agrees to give Notice of Termination to the Chief Executive Officer of the Company at least sixty (60) days prior to the Date of Termination.

4.       NON-COMPETITION AND NON-SOLICITATION.

         (a) The Executive agrees that if his employment is terminated prior to the occurrence of a Change of Control by the Company for any reason other than


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                  for Cause or Disability, or by the Executive for any reason, then for a period of one (1) year following the Date of Termination he shall not (i) directly or indirectly, whether as owner, partner, shareholder, agent, consultant, co-venturer, employee or otherwise, or through any person as hereafter defined, engage in the business of developing or selling products which are competitive with the products that on the Date of Termination of his employment are being sold or under development by the Company in any of the countries in which the Company is doing business on the Date of Termination; or (ii) employ, recruit, or otherwise solicit or induce any employee, agent, distributor, supplier, customer, or consultant of the Company to terminate their employment or otherwise cease their relationship with the Company.

         (b) Section 4(a) shall not bind the Executive following the termination of the Executive's employment if a Change of Control occurs after the Date of Termination of his employment during the one (1) - year period referenced in Section 4(a).


         (c) For purposes of Section 4(a), the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization.

         (d) In the event that any provision of this Section 4 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time, or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, or range of activities, as to which it may be enforceable.

         (e) If the Executive's employment is terminated by the Executive for any reason prior to the occurrence of a Change of Control, the Company may, in its sole discretion, choose to enforce or not enforce the non-compete provision in Section 4(a); and in the event the Company chooses to enforce such non-compete provision, the Company will provide the Termination Benefits set forth in Section 5(a).


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5.       TERMINATION OF EXECUTIVE'S EMPLOYMENT AND SEVERANCE PAYMENTS PRIOR TO
         A CHANGE OF CONTROL.

         (a)      TERMINATION BENEFITS.

                  In consideration of the Executive's agreement not to compete, not to solicit or hire, to maintain the Confidential Information in confidence, to cooperate, and such other agreements set forth in Sections 4 and 6, the Company agrees that in the event the Executive's employment is terminated prior to the occurrence of a Change of Control by the Company for any reason other than for Cause or Disability, then the Company will provide the Executive, in addition to the Accrued Obligation as defined in Exhibit A, the following payments and benefits ("Termination Benefits"):

                  (i)      The Executive's base salary then in effect for a one
                           (1)-year period following the Date of Termination (to be paid in twelve (12) equal monthly installments), reduced by the amount, if any, that the Executive earns from any other new employment or self-employment during such one (1) year period (the "Severance Payments"); and

                  (ii) For a one (1)-year period following the Date of Termination (the "Termination Benefits Period") the benefits then in effect for executive officers of the Company other than any cash-based or equity-based incentive compensation or bonus plans (the "Employee Benefits"); provided, however, that such Employee Benefits shall cease within five (5) business days of the commencement of any new employment or self-employment during the Termination Benefits Period; and provided further that the Executive continues to comply with his obligations under Sections 4 and 6 set forth herein.


         (b)      COMPANY' DISCRETION TO ENFORCE NON-COMPETE.

                  If the Executive's employment is terminated by the Executive for any reason prior to the occurrence of


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                  a Change of Control, the Company may, in its sole discretion, choose to enforce or not to enforce the non-compete provision set forth in Section 4(a) for a period of twelve (12) months after the Executive's employment is terminated. If the Company chooses to enforce Section 4(a) after the Executive terminates his employment with the Company prior to a Change of Control, the Company shall continue to pay and provide to the Executive the Severance Payments for a one (1) year period following the Date of Termination, reduced by the amount, if any, that the Executive earns from any other new employment or self-employment during such one (1) year period, and the Employee Benefits; provided, however, that the Employee Benefits shall cease within five (5) business days of the commencement of any new employment or self-employment during such one (1) year period and provided further that the Executive continues to comply with his obligations under
                  Section 4(a) set forth above. Nothing in this Section 5(b) shall limit the provisions of Section 7.

         (c)      EXECUTIVE'S OBLIGATION TO GIVE NOTICE OF NEW EMPLOYMENT.

                  The Executive shall be obligated to give prompt notice, within five (5) business days of the date of commencement of any employment or self-employment during the Termination Benefits Period, and shall respond promptly to any reasonable inquiries concerning any employment or self-employment in which the Executive engages during the Termination Benefits Period, including the compensation and benefits payable to the Executive from any new employment or self-employment.

         (d) TERMINATION FOR CAUSE, DISABILITY, OR BY THE EXECUTIVE PRIOR TO A CHANGE OF CONTROL.

                  In the event the Company terminates the Executive's employment for Cause or Disability or the Executive terminates his employment for any reason prior to the occurrence of a Change of Control, and the Company chooses not to enforce the non-competition provision in Section 4(a), the Company shall not have any further obligations under this Agreement


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                  other than the obligation to pay the Accrued Obligation as defined in Exhibit A within ten (10) days of the Date of Termination, and any post-employment benefits to which the Executive is entitled under the terms of the Company's employee benefits plan.

6.       CONFIDENTIAL INFORMATION.

         (a) CONFIDENTIAL INFORMATION. As used in this Agreement, "Confidential Information" means information belonging to the Company which is of value to the Company in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes, without limitation, financial information, reports and forecasts, inventions, improvements, and other intellectual property; trade secrets, know-how, designs, processes or formulae; software, market or sales information or plans; customer lists and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by the Executive in the course of the Executive's employment by the Company; as well as other information to which the Executive may have access in connection with the Executive's employment. Confidential Information also includes the Confidential Information of others with whom the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive's duties under this
                  Section 6(a).

         (b) CONFIDENTIALITY. The Executive understands and agrees that the Executive's employment creates a relationship of confidence and trust between the Executive and the Company with respect to all Confidential Information. At all times, both during the Executive's employment with the Company and for a period of one (1) year after termination of the Executive's employment, the Executive will keep in confidence and trust all such Confidential


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                  Information and will not use or disclose any such Confidential
                  Information without the written consent of the Company, except as may be necessary in the ordinary course of performing the Executive's duties to the Company.

         (c) INVENTIONS. The Executive agrees that he will communicate to the Company promptly and fully all discoveries, improvements, and inventions (hereinafter called "inventions") and all writings, drawings, and other works of authorship (hereinafter called "works of authorship") made or conceived or created or authored by him (either solely or jointly with others) during his employment and, as to inventions, for six months thereafter, which are along the lines of the actual or anticipated business, work, or investigations of the Company or which result from or are suggested by any work he may do for the Company; and such inventions, whether patented or not, and works of authorship and any copyrights therein, arising from his employment shall be and remain the sole and exclusive property of the Company or its nominees. The Executive agrees to keep and maintain adequate and current written records of all such inventions and works of authorship, in the form of notes, drafts, layouts, sketches, drawings, reports and the like relating thereto, which records shall be and remain the property of and available to the Company at all times. The Executive agrees that he will, during and after his employment with the Company, without charge to the Company, but at its request and expense, assist the Company and its nominees in every proper way to obtain and vest in it or them title to, and to maintain and support the validity of, patents and copyrights on the inventions and works of authorship referred to above, in all countries, by executing all necessary or desirable documents, including applications for patents and copyrights, assignments thereof, assignments of priority rights thereof and such other lawful documents as may be requested.

         (d) REASONABLE IN SCOPE. The Executive understands that the restrictions set forth in this Section 6 are intended to protect the Company's interest in the Confidential Information and established employee,

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                  customer, and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

         (e) DOCUMENTS, RECORDS, ETC. All documents, records, data, apparatus, equipment and other physical property whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company, or are produced by the Executive in connection with the Executive's employment, will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company; in any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

         (f)      LITIGATION AND REGULATORY COOPERATION.

                  During and after the Executive's employment, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred after the Executive's Employment; the Company shall reimburse the Executive for any reasonable out-of-pocket expenses and at a rate of $700 per half day of the time spent in


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                  the performance of the Executive's obligations under this
                  Section 6(f).

7.       INJUNCTIONS.

         The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the promises set forth in Sections 4 and 6, and that in any event, money damages would be an inadequate remedy for any such breach. Accordingly, subject to Sections 4 and 6 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damages to the Company.

8.       ASSIGNMENT BY EXECUTIVE.

         This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

9.       SUCCESSORS AND ASSIGNS OF THE COMPANY.

         The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, including without limitation, any corporation, individual or other person or entity which may acquire all or substantially all of the assets and business of the Company, or with or into which the Company may be consolidated or merged, or any surviving corporation in any merger involving the Company. All references in this Agreement to the Company shall be deemed to include all such successors and assigns.

10.      ARBITRATION OF DISPUTES.

         (a) All controversies, claims, or disputes arising out of or relating to this Agreement, or the breach thereof ("disputes") shall be resolved by mutual


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                  agreement of the Executive and the Board, acting by majority vote. In the event the Executive and the Board fail to resolve a dispute by mutual consent within thirty (30) days after a notice of dispute has been received by one party from the other, then such dispute shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules.

         (b) The arbitration shall be conducted in Boston, Massachusetts, by a panel of three arbitrators with one arbitrator to be selected by each party (the "appointed arbitrators"), and the third arbitrator to be selected by mutual agreement of the two appointed arbitrators from a list provided by the AAA, or otherwise (the "third arbitrator"). If the parties fail to agree on the third arbitrator within thirty (30) days of their appointment, then the two appointed arbitrators shall request the AAA to appoint the third arbitrator. All disputes shall be resolved by a majority vote of such three arbitrators.

         (c) Each party shall pay and be responsible for (i) its own attorney's fees and costs; (ii) the expenses of the arbitrator selected by such party; and (iii) the expenses of its own witnesses. The expenses of the third arbitrator and all other expenses of arbitration shall be borne equally by the parties unless a majority of the three arbitrators agree that the position of either party with respect to a particular dispute was without a substantial basis, in which event such expenses shall be assessed entirely against such party, and each party shall bear the expenses of its own respective arbitrator. The parties agree that the arbitrators shall not be permitted to award punitive damages.

         (d) Any judgment upon the award rendered by the arbitrators shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.


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11.      MISCELLANEOUS.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to its principles of conflicts of law. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board of Directors, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or take any other action in respect thereto.

         (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company's headquarters and, in the case of the Executive, to the address on the signature page of this Agreement or, in either case, to such other address as any party shall have subsequently furnished to the other parties in writing. Notice and communications shall be effective when actually received by the addressee.

         (c) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) TAXES. The Company may withhold from any amounts due and payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) NO WAIVER. Any party's failure to insist upon strict compliance with any provision hereof or the


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                  failure to assert any right such party may have hereunder
                  shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f) ENTIRE AGREEMENT; SURVIVAL. This Agreement entered into as of the date hereof between the Company and the Executive contains the entire agreement of the Executive and the Company with respect to the subject matter of the Agreement, and all promises, representations, understandings, arrangements and prior agreements, whether in writing or otherwise, are merged into, and superseded by, this Agreement. Any provision hereof which by its terms applies in whole or part after a termination of the Executive's employment hereunder shall survive such termination.

IN WITNESS WHEREOF, the Executive has executed this Agreement and, pursuant to due authorization from its Board of Directors, the Company has caused this Agreement to be executed as of the day and year first above written.


                                                THE FIRST YEARS INC.


/s/ Richard F. Schaub, Jr.                      By: /s/ Ronald J. Sidman
---------------------------------               --------------------------------
Richard Schaub, Jr.                             Name:   Ronald J. Sidman
                                                Title:  President and CEO


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                                   EXHIBIT A.

                                   DEFINITIONS

1.       ACCRUED OBLIGATION.

         The Company shall pay to the Executive (or in the event of his death, his legal representative) a lump sum amount in cash equal to the sum of
         (a) the Executive's base salary through the Date of Termination to the extent not theretofore paid; and (b), any accrued vacation pay and any other amounts due the Executive as of the date of Termination, in each case to the extent not theretofore paid.

2.       CAUSE.

         "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Company ("CEO"), which demand specifically identifies the manner in which the CEO believes that the Executive has not substantially performed the Executive's duties; (ii) the willful commission of any fraud, misappropriation, or any other misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including a breach of Section 4 or 6 of this Non-compete Agreement; or (iii) conviction of a felony. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part, shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

3.       CHANGE OF CONTROL.

         A "Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:


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         (a)      any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

         (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest), whose appointment or election by the Board was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

         (c) there is consummated a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the


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                  combined voting power of the Company's then outstanding
                  securities; or

         (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         For purposes of this definition, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its "affiliates" within the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

4.       DATE OF TERMINATION.

         "Date of Termination" means (i) if the Executive's employment is terminated by the Executive for any reason, sixty (60) days after Notice of Termination is given; (ii) if the Executive's employment is terminated by the Company, the date on which the Company notifies the Executive of such termination (except in the event of a termination for Cause); (iii) if the Executive's employment is terminated for Disability, the date of receipt of the Notice of Termination; and (iv) if the Executive's employment is terminated by reason of death, the date of death.


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5.       DISABILITY.

         "Disability" shall be deemed to occur if, as a result of the Executive's incapacity due to physical or mental illness, (i) the Executive shall have been absent from the full-time performance of his duties with the Company for a period of ninety (90) consecutive calendar days; and (ii) the Company shall have given the Executive a Notice of Termination for Disability.

6.       NOTICE OF TERMINATION.

         Any termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which
         (i) indicates the specific termination provision in this Agreement, relied upon; (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date which date shall be not more than thirty (30) days after the giving of such notice (but at least sixty (60) days in the case of termination of employment by the Executive for any reason.) A Notice of Termination for Cause is required to include a good faith opinion of the Chief Executive Officer of the Company (the "CEO") that the Executive was guilty of conduct set forth in clauses (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

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